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                                                                    Exhibit 21.1


                 Coinmach Laundry Corporation and Subsidiaries

                             List of Subsidiaries

                Name                                                Jurisdiction
                ----                                                ------------

        Coinmach Corporation. ........................................  Delaware
        Grand Wash & Dry Launderette, Inc. ...........................  New York
        Super Laundry Equipment Corp. ................................  New York
        Coinmach Laundromat GP Corp. .................................  New York
        Coinmach Laundromat LP Corp. .................................  New York
        Coinmach Laundromat Holding, LP. .............................  New York
        Maquilados Automaticos SA de CV. .............................  Mexico
        Automatica SA de CV. .........................................  Mexico